Exhibit 99.3

JBI, Inc. Plastic2Oil Process Commences Commercial Operation

THOROLD, Ontario, December 15, 2010 (GlobeNewswire via COMTEX) – JBI, Inc. (JBI) (OTCQX: JBII) Today, JBI announces that it has entered into a formal Consent Order with the New York State Department of Environmental Conservation (DEC) Region 9, which will allow the Company to immediately run its Platic2Oil process commercially, potentially sell our processed fuel, and begin construction of an additional processor at its Niagara Falls, New York P2O facility.

Following receipt of the formal emission stack test report in early October 2010, JBI began working with the DEC to complete and submit an application for an Air State Facility permit, which was finalized and submitted in November 2010. On December 2, 2010, JBI was provided with a working copy Draft Air Permit. In addition to the air permit requirement, the Albany division of the DEC advised JBI that they would be required to submit a more specific Beneficial Use Determination (BUD), which JBI successfully completed and submitted to the DEC on October 22, 2010.   In a letter mailed on December 1, 2010, JBI was advised by the DEC that a solid waste permit would be required.

The Consent Order was offered by the DEC during a meeting on Friday December 3, 2010, where representatives from the DEC, JBI and State Senator George Maziarz convened to discuss permitting of the Plastic2Oil process. It was relayed to JBI by DEC Albany that a solid waste permit was required and would allow JBI’s business to expand to include feedstock not covered within the limited scope of a BUD. A Consent Order was executed yesterday. The Consent Order allows JBI to commercially operate the Plastic2Oil factory in Niagara Falls. This Consent Order bridges the time between now and when JBI acquires an Air State Facility permit and a Part 360 Solid Waste permit.

“I am very pleased to have had the opportunity to assist JBI with the permitting process with DEC,” said Senator George D. Maziarz (R,C – Newfane). “This is a company that is implementing green strategies and innovative recycling methods. Embracing environmentally and ecologically friendly technology such as this will reap long-term rewards.”

JBI is grateful for the assistance of staff at NYSDEC Region 9 office, Senator Maziarz and Thompson, and the City of Niagara Falls who have been very supportive of the Company’s Plastic2Oil initiative.

About JBI, Inc.

JBI, Inc. is an alternative Oil and Gas company. JBI developed a process that converts waste plastic into fuel (Plastic2Oil). JBI scaled a 1kg process to a 20MT commercial processor in less than 1 year. For more information please review www.plastic2oil.com

Forward Looking Statements

This press release contains statements, which may constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act. The Private Securities Litigation Reform Act of 1995 (PSLRA) implemented several significant substantive changes affecting certain cases brought under the federal securities laws, including changes related to pleading, discovery, liability, class representation and awards fees as of 1995. Those statements include statements regarding the intent, belief or current expectations of JBI, Inc., and members of its management as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Such risks include, but are not limited to: (1) JBI has a history of net losses, and may not be profitable in the future; (2) JBI may not be able to obtain necessary licenses, rights and permits required to develop or operate our Plastic2Oil business, and may encounter environmental or occupational, safety and health conditions or requirements that would adversely affect its business; and (3) JBI may experience delays in  the commercial operations of its Plastic2Oil  machines and there is no assurance that they can be operated profitably. For a more detailed discussion of such risks and other factors, see the Company's amended Annual Report on Form 10-K, filed on July 9, 2010, with the Securities and Exchange Commission, and its other SEC filings. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

CONTACT:  JBI, Inc.

Investor Relations
John Zervas
(877) 307-7067
jpz@jbi-ir.com

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INDUSTRY KEYWORD:      Business Services
SUBJECT CODE:       PLASTICS

JBI, Inc. All rights reserved.